Exhibit 99.1

PRESS RELEASE

Blackbaud Appoints Kristian Talvitie to Board of Directors
Charleston, S.C. (January 11, 2024) — Blackbaud (NASDAQ: BLKB), the leading provider of software for powering social impact, today appointed Kristian Talvitie, executive vice president and chief financial officer of PTC Inc. to its board of directors. Talvitie brings 30 years of experience with a diverse background ranging across corporate finance, FP&A, sales, marketing and communications.
“We’re delighted to welcome Kristian to the Blackbaud board of directors,” said Andrew M. Leitch, chairman of the Blackbaud board. “He is a transformational leader who brings a wealth of knowledge of corporate business operations as well as a strong track record of delivering profitable shareholder returns and building and leading strong cross-functional teams. He will be a great asset to the board.”

As CFO of PTC, Talvitie oversees the finance, accounting, tax, investor relations, internal audit, pricing and packaging, and central operations (data operations and real-estate) functions for the public company, which has more than 7,000 employees globally. Prior to his current role, Talvitie held CFO roles at Syncsort, Inc. and Sovos Compliance, and has experience leading a variety of business functions as vice president of corporate marketing and of sales and business development at Plexus Corporation, and vice president of investor relations and corporate communications at PTC. In his various roles at PTC, he has helped to drive margin expansion, reduce operating expense and facilitate the shift from a perpetual to subscription business model—initiatives that have steadily increased the company’s market cap and revenue growth.
“I am thrilled to join the Blackbaud board,” said Talvitie. “The company has already driven significant transformation in its business and is primed for continued success. There is incredible potential for the ways that Blackbaud technology can continue to optimize and accelerate social impact and deliver exceptional value to stakeholders. I look forward to being a part of it.”
In addition to Talvitie, Blackbaud’s board of directors includes Andrew M. Leitch (chairman), Deneen DeFiore, George H. Ellis, Mike Gianoni (CEO and vice chairman), Yogesh K. Gupta, Rupal S. Hollenbeck, D. Roger Nanney and Sarah E. Nash.
About Blackbaud
Blackbaud (NASDAQ: BLKB) is the leading software provider exclusively dedicated to powering social impact. Serving the nonprofit and education sectors, companies committed to social responsibility and individual change makers, Blackbaud’s essential software is built to accelerate impact in fundraising, nonprofit financial management, digital giving, grantmaking, corporate social responsibility and education management. With millions of users and over $100 billion raised, granted or managed through Blackbaud platforms every year, Blackbaud’s solutions are unleashing the potential of the people and organizations who change the world. Blackbaud has been named to Newsweek’s list of America’s Most Responsible Companies, Quartz’s list of Best Companies for Remote Workers, and Forbes’ list of America’s Best Employers. A remote-first company, Blackbaud has operations in the United States, Australia, Canada, Costa Rica and the United Kingdom, supporting users in 100+ countries. Learn more at www.blackbaud.com or follow us on X/Twitter, LinkedIn, Instagram and Facebook.

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PRESS RELEASE
Forward-looking Statements
Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements that involve a number of risks and uncertainties, including statements regarding expected benefits of products and product features. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: general economic risks; uncertainty regarding increased business and renewals from existing customers; continued success in sales growth; management of integration of acquired companies and other risks associated with acquisitions; risks associated with successful implementation of multiple integrated software products; the ability to attract and retain key personnel; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organization; technological changes that make our products and services less competitive; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud’s investor relations department. All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.